UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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GOLDMAN SACHS TRUST

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Goldman Sachs Asset Management | 200 West Street | New York, New York 10282

You own shares of a fund managed by Goldman Sachs Asset Management (“GSAM” or “we”) and we need your participation to obtain a sufficient number of votes at a very important Special Meeting of Shareholders that has been adjourned to April 16, 2021, due to the lack of shareholder participation.

What is changing?

Specifically, this vote is being proposed to change your fund’s sub-classification under the Investment Company Act of 1940 from “diversified” to “non-diversified”.

Why are we doing this?

As a diversified fund, the fund is generally limited as to the amount it may invest in any single issuer.

Given the weightings of the largest holdings in the fund’s benchmark and the appreciation of the fund’s largest holdings, we believe that it is important to have this additional flexibility, and that the portfolio managers will be better able to execute the fund’s investment strategy and other policies with this additional flexibility. For example, due to the limitations imposed on a diversified fund’s investments in any one issuer, the fund may be prevented from adding to its positions in certain stocks that the portfolio managers might view favorably. While the fund does not seek to track its benchmark, shareholders may benefit from the flexibility afforded to non-diversified funds.

What is not changing?

Importantly, we want to emphasize that GSAM is not changing the fund’s investment process or philosophy. The fund will have the same investment approach and style.

According to our records, we have not received your vote. We need your participation to help the fund obtain a sufficient number of votes at the Special Meeting of Shareholders on April 16, 2021 to pass the proposal.

Ways to vote:

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received prior to April 16, 2021.

Call the toll free touch-tone phone number listed on your proxy card. Have your card with control number available. Follow the touch-tone prompts to vote

OR

Speak with a proxy specialist by calling 833-934-2733 Monday through Friday, 9 am to 10pm, Eastern time.

Thank You For Voting

Time is Running Out!

PLEASE VOTE TODAY

Goldman Sachs Trust

The Special Meeting of Shareholders has been adjourned for a second time to April 16, 2021, due to the lack of shareholder participation. It is critical that your voice be heard on this very important proposal concerning making a change to your fund’s subclassification from ‘diversified’ to ‘non-diversified’. The Board has unanimously voted for this change to take place. But it cannot move forward without the support of shareholders like you.

According to our records, we have not received your vote!

It is important that we receive your vote by April 16th because it will help to avoid adjourning the meeting further and having to spend additional money soliciting your votes.

If you have any questions or would like to vote,

please call the number listed below:

833-934-2733

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the April 16, 2021, Special Meeting of Shareholders.

The funds have made it very easy for you to vote.

Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received prior to April 16, 2021.

Call the phone number above Monday through Friday, 9 am to 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING